EXHIBIT 99.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of CNET Networks, Inc. (CNET) hereby certifies that:

  the accompanying Quarterly Report on Form 10-Q of CNET for the quarterly period ended June 30, 2002 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNET.

Dated: August 13, 2002

/s/ Douglas N. Woodrum

Douglas N. Woodrum

Executive Vice President

Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of CNET, whether made before or after the date hereof, regardless of any general incorporation language in such filing.